Exhibit 99.1

Cascade Bancorp Completes Acquisition of Boise Based F&M Holding Company

          -     Cascade Bancorp: NASDAQ: CACB, Bend, Ore., Bank of the Cascades

          -     F&M Holding Company: Private, Farmers & Merchants State Bank, Boise, ID

          BEND, Ore., April 20 /PRNewswire-FirstCall/ -- Cascade Bancorp (“Cascade”) and F&M Holding Company (“F&M”) announced today the closing of the transaction under which Cascade acquired F&M in exchange for cash and common shares of Cascade. F&M banking subsidiary, Farmers & Merchants State Bank (FMSB), comprised of 11 branches in Boise, Idaho, and the surrounding Treasure Valley markets, will continue to operate in Idaho as Farmers & Merchants, a Bank of the Cascades Company.  The acquisition has received required shareholder and regulatory approval. As an outstanding strategic expansion opportunity for Cascade, the acquisition adds another northwest growth market to its community banking franchise. With the completed transaction, Cascades’ total assets will exceed $2.0 billion with 32 combined branches.

          Commenting on the transaction, Patricia Moss, president and chief executive officer of Cascade, said, “The combination with Farmers & Merchants brings enhanced organic growth opportunity for our bank. Additional products, and increased lending limits will enable both Cascade and Farmers & Merchants to further strengthen our relationship banking strategy, which has been a key to our success. I acknowledge that the success of this venture will be a tribute to the many dedicated employees from both banks who have demonstrated tremendous effort and teamwork to make this transition happen smoothly.”  In a release dated April 13, 2006, Cascade reported strong first quarter growth and profitability while also reporting solid progress toward the successful integration of Farmers & Merchants.

          Michael Mooney, President of Farmers & Merchants, noted, “We could not have asked for a better partner. In addition to keeping our name, Cascade will preserve the heritage of community banking with the support of a larger company that has a strong reputation of excellent customer service and community involvement. Importantly, our employees have expressed enthusiastic support for the merger with Cascade.”

          About Cascade Bancorp:

          Cascade Bancorp (headquartered in Bend, Oregon) and its wholly-owned subsidiary, Bank of the Cascades, have a business strategy that focuses on delivering the best in community banking for the financial well-being of customers and shareholders. The Bank implements its strategy by combining outstanding service, competitive financial products, local expertise and advanced technology applied for the convenience of customers.

           Founded in 1977, Bank of the Cascades offers full-service community banking through now 32 branches in Central Oregon, Southern Oregon, Portland/Salem and Boise/Treasure Valley. The Bank has been rated among the top performing banks in the nation for the eighth consecutive year by Independent Community Bankers of America as well as in rankings by US Banker Magazine. In addition, The Seattle Times named Cascade Bancorp in the top tier of the annual Northwest 100 ranking of all publicly traded companies in the Pacific Northwest, and it was among the top 20 “Best Companies to Work For” in Oregon Business magazine. For further information on the Company, please visit our web site at http://www.botc.com.

          Forward-Looking Information:

          This release contains forward-looking statements that are not facts and that are subject to risks and uncertainties. These include, but are not limited to: the benefits of the merger, including projected future financial and operating results and accretion to the Company’s projected earnings that may be realized from the merger; the plans, objectives and expectations of the Company; and projected growth in particular markets. The ability of the Company to predict results or the actual effect of future plans and strategies is uncertain, and actual results may differ.

          Factors that could cause actual results to differ include, but are not necessarily limited to, difficulties or delays in completing the acquisition, difficulties in integrating the assets, liabilities, systems, customers and personnel of the two operations, higher than expected costs related to the acquisition, a materially adverse change in the financial condition of either the Company or Farmers & Merchants, fluctuations in interest rates, changes in deposit flows and in the demand for loans, changes in real estate values which could affect the quality of the assets securing the loans of either bank, inflation, changes in government regulations, deterioration in economic conditions generally or within the markets in which the Company and Farmers & Merchants conduct their operations, and changes or increases in competition within those markets. For a discussion of additional factors, which could cause results to differ, please see the Company’s reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission and the Company’s press releases.

          These risks and uncertainties should be considered in evaluating the forward-looking statements and undue reliance should not be placed on such statements. When used in this release, the words or phrases such as “will likely result in,” “management expects that,” “will continue,” “is anticipated,” “estimate,” “projected,” or similar expressions, are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). Readers should not place undue reliance on the forward-looking statements, which reflect management’s view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. This statement is included for the express purpose of protecting Cascade Bancorp and PSLRA’s safe harbor provisions.

           Cascade Bancorp provided to its shareholders a proxy statement concerning the proposed merger INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. You are able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Cascade Bancorp free of charge by contacting: Investor Relations, Cascade Bancorp, 1100 NW Wall St., PO Box 369, Bend, OR 97701 541-385-6205.

SOURCE  Cascade Bancorp
          -0-                                        04/20/2006
          /CONTACT:  Patricia L. Moss, President and Chief Executive Officer, +1-541-385-6205, or Gregory D. Newton, EVP, Chief Financial Officer, +1-541-617-3526, both of Cascade Bancorp/
          /Web site:  http://www.botc.com/